Exhibit 99

Contact: Curtis A. Sampson, Chairman and Chief Executive Officer
         Steven H. Sjogren, President
         Paul N. Hanson, Vice President and Treasurer

For Immediate Release

                    Hector Communications Corporation Reports
               Revenues and Earnings for the first quarter of 2004

May 4, 2004--Hector, MN--Hector Communications Corporation (AMEX: HCT) today reported operating results for its first quarter ended March 31, 2004. The Company's operating results for the first quarter of 2003 have been restated to reflect the effects of the split-up of Alliance Telecommunications Corporation. Revenues from continuing operations were $7,946,000 for the three months ended March 31, 2004, a decrease of 1% from $8,033,000 in 2003. The revenue decrease was due to lower network access revenues from long distance providers and lower video services revenues reflecting sales of cable television systems in 2003. Operating income from continuing operations increased 8% to $1,981,000 in 2004 from $1,832,000 in 2003. Operating expenses were lower in 2004 due to actions taken in 2003 that reduced employee headcount and incurred severance expenses. Income from the Company's investment in Midwest Wireless Holdings LLC was $682,000 in the 2004 period compared to $623,000 in 2003. Income from continuing operations increased 63% to $1,194,000 or $.31 per diluted share in 2004 from $732,000 or $.20 per diluted share in 2003. Income from discontinued operations was $394,000 or $.10 per diluted share in 2003.

Curtis A. Sampson, chairman and chief executive officer, said that while the Company's operating income and net income reached expectations he was disappointed by the decline in total revenues. He said the Company is aggressively pursuing new revenue sources to offset the decline in access lines and access revenues the whole industry is experiencing. "The Company's broadband offerings are continuing to be well received by customers. The number of customers subscribing to some form of high-speed DSL service from the Company has increased 46% in the last 12 months."

Hector Communications Corporation is a telecommunications holding company which, through its wholly-owned subsidiaries, provides telecommunications services in rural communities in Minnesota, Wisconsin and North Dakota. The Company presently serves approximately 29,800 telephone access lines and 9,000 cable television subscribers and has minority ownership interests in many other telecommunications companies.


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From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company's future financial performance. Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the
Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company's local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally. All such forward-looking statements should be considered in light of such risks and uncertainties.
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                Hector Communications Corporation and Subsidiaries
                                 Earnings Summary
                                                                       Three Months Ended March 31
                                                                             2004             2003
                                                                     ------------     ------------
Revenues from continuing operations                                  $  7,945,653     $  8,032,957
Operating income from continuing operations                             1,981,193        1,831,941
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC                                        682,129          622,761
    Other unconsolidated affiliates                                        45,186          (96,556)
  Interest and dividend income                                             53,526           80,931
  Interest expense                                                       (771,469)        (893,121)
                                                                     ------------     ------------
    Net other income (expense)                                              9,372         (285,985)

Income from continuing operations before income taxes                   1,990,565        1,545,956
Income tax expense                                                       (797,000)        (619,000)
Minority interest in earnings of continuing operations
  of Alliance Telecommunications Corp.                                                    (194,681)
Income from continuing operations                                       1,193,565          732,275
Income from discontinued operations                                                        394,243
                                                                     ------------     ------------
Net Income                                                           $  1,193,565     $  1,126,518
                                                                     ============     ============
Basic net income per common share:
  Continuing operations                                              $        .34     $        .21
  Discontinued operations                                                                      .11
                                                                     ------------     ------------
                                                                     $        .34     $        .32
                                                                     ============     ============
Diluted net income per share:
  Continuing operations                                              $        .31     $        .20
  Discontinued operations                                                                      .10
                                                                     ------------     ------------
                                                                     $        .31     $        .30
                                                                     ============     ============
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                Hector Communications Corporation and Subsidiaries
                             Condensed Balance Sheet

                                                                         March 31      December 31
                                                                             2004             2003
                                                                     ------------     ------------
Cash                                                                 $ 18,770,271     $ 16,581,315
Other current assets                                                    9,652,085        8,609,295
Property, plant and equipment, net                                     41,788,907       43,088,106
Excess of cost over net assets acquired                                31,691,927       31,691,927
Investment in Midwest Wireless Holdings, LLC                           13,834,467       13,349,155
Investments in other unconsolidated affiliates                          2,817,221        2,796,035
Other investments                                                       6,454,396        6,533,858
Other assets                                                              397,754          409,664
                                                                     ------------     ------------
Total Assets                                                         $125,407,028     $123,059,355
                                                                     ============     ============

Notes payable and current portion of long-term debt                  $  6,611,000     $  6,537,800
Other current liabilities                                               4,988,833        5,338,386
Long-term debt, less current portion                                   57,903,028       57,529,378
Deferred taxes and credits                                              4,916,841        4,911,869
Deferred compensation                                                     703,224          698,254
Stockholders' equity                                                   50,284,102       48,043,668
                                                                     ------------     ------------
Total Liabilities and Stockholders' Equity                           $125,407,028     $123,059,355
                                                                     ============     ============
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